AMENDMENT TO PROMISSORY NOTES

WHEREAS, American Boarding Company, a Delaware corporation, (“Maker”) has issued certain Promissory Notes to Reza Noorkayhani in the principal amounts, and on the dates, set forth below (collectively, the “Notes”):

Name of Creditor	Document	Date	Principal Amount
Reza Noorkayhani	Promissory Note	9/28/14	$5,500
Reza Noorkayhani	Promissory Note	11/24/14	$3,975
Reza Noorkayhani	Promissory Note	6/30/15	$8,750
Reza Noorkayhani	Promissory Note	12/1/15	$17,619
Reza Noorkayhani	Promissory Note	12/1/15	$30,000
			$65,844.00

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

  All provisions set forth in the Notes, or any of them, providing that any amounts due under the Notes are convertible to capital stock of the Maker are hereby deleted. The Notes shall not be convertible to common stock, or any other class of capital stock, of the Maker.
  All other terms of the Notes not specifically modified by this Amendment shall remain in full force and effect.

/s/ Reza Noorkayhani

Reza Noorkayhani

American Board Company

 By: /s/ Reza Noorkayhani

Reza Noorkayhani, President and CEO